124126485v15 PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE LIVENT CORPORATION INCENTIVE COMPENSATION AND STOCK PLAN This PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between Livent Corporation (the “Company”) and [Participant Name] (the “Participant”). WHEREAS, the Company maintains the Livent Corporation Incentive Compensation and Stock Plan (as it may be amended from time to time, the “Plan”); WHEREAS, Article 11 of the Plan authorizes the grant of Awards in the form of Restricted Stock Units; WHEREAS, in recognition of the Participant’s past and anticipated future contributions to the Company and to further align the Participant’s personal financial interests with those of the Company’s stockholders, the Committee has approved this grant of Performance Share Units (the “Award”) to the Participant on the terms described herein, effective as of [Grant Date] (the “Grant Date”); and WHEREAS, the terms of the Plan are incorporated herein by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided in connection herewith, the provisions of the Plan will prevail. Capitalized terms not otherwise defined herein will have the same meanings as in the Plan. NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows: 1. Grant of Performance-Based Restricted Stock Units. Pursuant to the Plan, effective as of the Grant Date, the Committee hereby grants to the Participant a target Award of [Number of Shares] Performance-Based Restricted Stock Units (the “Target Units”) on the terms and conditions set forth herein. Each Performance-Based Restricted Stock Unit (a “Unit”), once vested, represents an unfunded, unsecured right of the Participant to receive one share of Common Stock (each, a “Share”) at a specified time. The number of Units that may vest hereunder will depend on the level of achievement of the performance goals described in Section 2 and therefore may vary between zero and 200% of the number of Target Units. 2. Vesting. The vesting of this Award will be determined with reference to the Company’s TSR (as defined in Appendix A) relative to the TSR performance of the peer group companies listed on Appendix A for the three-year period commencing on January 1, 202__ and ending on December 31, 202__ (or, if applicable under Section 4, ending on the date of a Change

-2- 124126485v15 in Control) (the “Performance Period”). The calculation of relative TSR for the Performance Period (“rTSR”) will be performed by the Committee in accordance with Appendix A. (a) Subject to Section 2(b) below, the Award will vest and become non- forfeitable with respect to a number of Units on the last day of the Performance Period as determined in accordance with the table below (the “Vesting Date”); provided that, except as otherwise specified in Section 3 below, the vesting of any Units hereunder will be subject to the Participant’s continued service with the Company through the last day of the Performance Period: Degree of Performance rTSR % of Target Units Vesting Below Threshold <25th percentile 0% Threshold 25th percentile 50% Target 50th percentile 100% Maximum 75th percentile or above 200% If rTSR falls between Threshold and Target, or Target and Maximum, the number of Units that vest will be determined based upon linear interpolation. Notwithstanding the foregoing, if the Company’s TSR is a negative number, the number of Units to vest shall not exceed 100% of the Target Units. (b) The maximum percentage of Target Units vesting under this Award will be capped, if necessary, at a percentage that is the lesser of the maximum percentage under Section 2(a) or the percentage that is determined under this Section 2(b), as follows: (i) 600% of the Fair Market Value on the Grant Date, divided by (ii) the Fair Market Value on the Vesting Date. For the avoidance of doubt, the percentage determined pursuant to this Section 2(b) shall not exceed the maximum percentage set forth in Section 2(a). Example: If the Fair Market Value on the Grant Date is $20 and the Fair Market Value on the Vesting Date is $75, the percentage of Target Units vesting hereunder will be capped at 160% ((600% *20)/75 = 160%), even if the table in Section 2(a) above would otherwise contemplate the vesting of a larger percentage of Target Units. (c) Any Target Units that do not vest at the end of the Performance Period will be immediately and automatically forfeited. (d) For purposes of this Agreement, service with the Company will be deemed to include service with Affiliates, but only during the period of such affiliation. (e) Unless otherwise provided in Section 3 below or determined by the Committee (whether pursuant to the Company’s Executive Severance Guidelines for Corporate Officers or otherwise), if Participant’s service with the Company ceases prior to the end of the Performance Period, this Award will be immediately and automatically forfeited, and Participant will have no further interest herein. In addition, if Participant’s service is terminated by the Company for Cause, or if Participant resigns at a time that a Cause basis for termination exists,

-3- 124126485v15 Participant will also forfeit any otherwise vested Units for which shares of Common Stock have not yet been delivered. 3. Certain Termination Events. (a) If Participant’s service with the Company ceases due to his or her Disability during the Performance Period, this Award will remain outstanding and vest (or be forfeited) based on actual performance through the end of the Performance Period, as if Participant had remained in service. (b) If Participant’s service with the Company ceases due to his or her death during the Performance Period, 100% of the Target Units will vest as of the date of the Participant’s death in full satisfaction of Participant’s rights hereunder. (c) If, both during the Performance Period and within 24 months following a Change in Control, Participant’s service ceases due to his or her termination without Cause or resignation with Good Reason, then, subject to Participant’s execution of a release of claims in a form prescribed by the Company and to such release becoming irrevocable within 60 days following such cessation of service, this Award will vest as of the time of Participant’s cessation of service with respect to a number of Units equal to the greater of 100% or the number determined in accordance with the table shown in Section 2(a), based on actual performance through the date of the Change in Control. However, if Participant fails to timely satisfy the release condition described above, the entirety of this Award will be forfeited as of the date of Participant’s cessation of service. 4. Accelerated Settlement Upon a Change in Control. Notwithstanding any other provision of this Agreement, upon a Change in Control, this Award may be continued by the Company or the entity surviving the transaction (or assumed by such surviving entity or its parent, or replaced with a comparable substitute award by the surviving entity or its parent), subject to such adjustments as the Committee deems necessary to equitably reflect the transaction. In the absence of such continuation, assumption or substitution, the end of the Performance Period and the settlement of this Award will be accelerated. In that case, a number of Target Units will vest at the time of the Change in Control equal to the greater of 100% or the number determined in accordance with the table shown in Section 2(a), based on actual performance through the date of the Change in Control. Such accelerated vesting and settlement will constitute a full satisfaction of Participant’s rights hereunder. 5. Settlement. Shares will be issued in respect of vested Units within 65 days following the date on which such Units vest. Fractional Shares will be rounded up to the next whole Share. Shares issued hereunder will be registered on the books of the Company in Participant’s name (or in street name to Participant’s brokerage account) in uncertificated (book- entry) form. 6. Non-Transferability. Neither this Award nor any right with respect hereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported

-4- 124126485v15 assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company. 7. Stockholder Rights. (a) The Participant will not have any stockholder rights or privileges, including voting or dividend rights, with respect to the Shares subject to Units until such Shares are actually issued and registered in the Participant’s name in the Company’s books and records. (b) The foregoing notwithstanding, if the Company declares and pays a cash dividend or distribution with respect to Shares while Units are outstanding hereunder, the Company will increase the number of Target Units by an amount equal to (i)(A) the per Share dividend or distribution paid by the Company, multiplied by (B) the number of Target Units held by the Participant as of the applicable dividend or distribution record date, divided by (ii) the Fair Market Value on the dividend or distribution payment date. Any such additional Units will be subject to the same terms and conditions (including the same vesting conditions and payment timing) as the Target Units to which they relate. 8. No Limitation on Rights of the Company. For the avoidance of doubt, the grant of the Units will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets. 9. Clawback Policy. Without limiting the generality of Article 14 of the Plan, to the extent the Participant is a current or former executive officer of the Company, the Units, any Shares or other securities or property issued in respect of the Units, and the rights of the Participant hereunder, are subject to any policy (whether currently in existence or later adopted) established by the Company providing for clawback or recovery of amounts paid or credited to current or former executive officers of the Company. The Committee will make any determination for clawback or recovery under any such policy in its sole discretion and in accordance with any applicable law or regulation, and the Participant agrees to be bound by any such determination. 10. No Continuation of Service. Nothing in this Agreement or in the Plan will confer on the Participant any right to continue in employment or service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or Affiliate employing or retaining the Participant) to terminate the Participant’s employment or service at any time for any reason, with or without cause. 11. Tax Treatment and Withholding. (a) The Participant has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

-5- 124126485v15 (b) The Company may withhold any tax (or other governmental obligation) arising in connection with this Award (or any distribution thereon). It is a condition to the Company’s obligation to issue Shares hereunder that the Participant pay to the Company such amount as may be required to satisfy all tax withholding obligations (or other governmental obligations) arising in connection with this Award (or otherwise make arrangements acceptable to the Company for the satisfaction of such tax withholding obligations). If the required withholding amount required is not timely paid or satisfied, the Participant’s right to receive such Shares will be permanently forfeited. To the extent authorized by the Committee in accordance with Section 17.03 of the Plan, the withholding requirement may be satisfied by the withholding of a number of Shares otherwise issuable hereunder with an aggregate Fair Market Value equal to the amount required to be withheld. If the Committee permits the Participant to satisfy any such withholding requirement pursuant to the preceding sentence, the Company shall remit to the Internal Revenue Service and appropriate state and local revenue agencies, for the credit of the Participant, an amount of cash withholding equal to the Fair Market Value of the Shares withheld by the Company as provided above. 12. Notices. (a) Any notice required to be given or delivered to the Company under the terms of this Agreement will be addressed to it in care of its Secretary, Livent Corporation, 1818 Market Street, Philadelphia, PA 19103, and any notice to the Participant will be addressed to the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing. Except as otherwise provided below in Section 12(b), any notice will be deemed to be duly given when enclosed in a properly sealed envelope addressed as stated above and deposited, postage paid, in a post office or branch post office regularly maintained by the United States government. (b) The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site or the website of a third party designated by the Company. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this Section 12(b) may be revoked by the Participant at any time by written notice to the Company. 13. Beneficiaries. In the event of the death of the Participant, the issuance of Shares hereunder (if any) shall be made in accordance with the Participant’s written beneficiary designation on file with the Company or its representative and/or agent (if such a designation has been duly filed with the Company or its representative and/or agent, in the form prescribed by the Company and in accordance with the notice provisions of Section 12(a)). In the absence of any such beneficiary designation, the delivery of Shares hereunder (if any) will be made to the person or persons to whom the Participant’s rights shall pass by will or by the applicable laws of intestacy.

-6- 124126485v15 14. Government Regulation. The Company’s obligation to deliver Shares in respect of vested Units will be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. 15. Administration. By entering into this Agreement, the Participant agrees and acknowledges that (a) the Company has provided or made available to the Participant a copy of the Plan, (b) he or she has read the Plan, (c) all Units are subject to the Plan and (d) pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan or this Agreement. 16. References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement. 17. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. 18. Entire Agreement; Amendment. This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof. This Agreement may only be amended by a writing signed by each of the parties hereto, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan. 19. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to the principles of conflict of laws. 20. Privacy. By signing this Agreement, the Participant hereby acknowledges and agrees to the Company’s transfer of certain personal data of such Participant to the Company and its agents for purposes of implementing, performing or administering the Plan, this Award or any related benefit. Participant expressly gives his or her consent to the Company to process such personal data. 21. Discretionary Nature. The Participant acknowledges and agrees that this Award is discretionary, and any future Awards will be made in the Committee’s discretion; and that the Plan may be terminated, amended or canceled by the Company at any time in accordance with its terms. 22. Section Headings. The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

-7- 124126485v15 23. Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or .pdf signature), each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument. 24. Section 409A of the Code. This Award is intended to be exempt from the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of this Agreement shall be interpreted accordingly. If any provision of this Agreement or any term or condition of the Units would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. 25. Good Reason. For purposes of this Agreement, “Good Reason” will have the meaning defined in the Participant’s Individual Agreement, if any. If no Individual Agreement exists, “Good Reason” will mean the occurrence of any one or more of the following without the Participant’s consent: (a) A material, adverse change in title, authority or duties (including the assignment of duties materially inconsistent with the Participant’s position); (b) A relocation of the Participant’s principal worksite more than 50 miles; or (c) A material reduction in the Participant’s base salary; provided that none of the foregoing events or conditions will constitute Good Reason unless the Participant provides the Company with written objection to the event or condition within 30 days following the initial occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, and the Participant resigns his or her employment within 30 days following the expiration of that cure period. [Signature Page Follows]

124126485v15 IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Agreement on the respective date below indicated. LIVENT CORPORATION By: Title: Date: PARTICIPANT Signature: Date:

124126485v15 Appendix A Peer Group and Calculation of rTSR 1. Subject to the remainder of this Appendix A, the peer group for the purposes of the rTSR calculation under this Agreement is the Russell 3000 Chemical Supersector as of the commencement of the Performance Period (excluding the Company for this purpose). 2. In the event a bankruptcy proceeding is commenced during the Performance Period with respect to any above-listed peer group member (any “Peer Group Member”), or if at any time during the Performance Period a Peer Group Member is liquidated, such company shall be treated as having a TSR of negative one hundred (-100%) for the Performance Period for purposes of TSR percentile ranking. 3. In the event that a merger, acquisition or business combination of a Peer Group Member by or with another Peer Group Member is consummated during the Performance Period, then the entity that survives as a result of such merger, acquisition, or business combination will be considered a Peer Group Member for purposes of TSR percentile ranking for the Performance Period. 4. In the event that a merger, acquisition or business combination of a Peer Group Member by or with an entity that is not a Peer Group Member is consummated during the Performance Period, and such Peer Group Member is the entity that survives as a result of such merger, acquisition, or business combination, then such Peer Group Member will continue to be considered a Peer Group Member for purposes of TSR percentile ranking for the Performance Period. 5. In the event that (i) a Peer Group Member ceases to be a publicly-traded company, or (ii) a merger, acquisition or business combination of a Peer Group Member by or with an entity that is not Peer Group Member is consummated during the Performance Period, and such Peer Group Member is not the entity that survives as a result of such merger, acquisition, or business combination, then such Peer Group Member shall be removed and treated as if it had never been in the peer group for purposes of TSR percentile ranking for the Performance Period. 6. In the event of a distribution of stock from a Peer Group Member (including the Company) consisting of shares of a new publicly traded company (a “spin-off”), the Peer Group Member shall remain a Peer Group Member and the stock distribution will be treated as a dividend from the Peer Group Member (including the Company) based on the closing price of the shares of the spin-off company on its first day of trading which will be reinvested on the ex-dividend date. If the distribution is greater than 50% of such company’s total assets during the Performance Measurement Period, the Peer Group Member will be removed from the Peer Group for the entire Performance Measurement Period. The performance of the shares of the spin-off company shall not thereafter be considered for purposes of calculating TSR. 7. For purposes of this Agreement and subject to Section 8 below, “TSR” for a specified company and period means that company’s total share return for that period. For this purpose: (i) the opening value of a company’s common stock will be determined based on the average of the

A-2 124126485v15 closing prices of that company’s common stock for the twenty trading days immediately preceding the commencement of the Performance Period, (ii) the ending value of a common’s common stock will be determined based on the average of the closing prices of that company’s common stock for the twenty consecutive trading days ending with (and including) the last day of the Performance Period, and (iii) cash dividends and distributions will be deemed reinvested in the company’s common stock based on its closing price on the applicable ex-dividend date. 8. All determinations relevant to the administration of this Award (including, without limitation, the calculation of TSR for any company and the calculation of rTSR) will be made by the Committee, the determinations of which will be final and binding on all parties. Without limiting the generality of the foregoing and subject to the other rules set forth in this Appendix A, the Committee will make such adjustments to the calculation of TSR for any company as it deems necessary to equitably reflect stock splits, reverse stock splits, stock dividends, split ups, spin-offs, mergers, reorganizations or other similar events or transactions.